Exhibit 15.1

Somekh Chaikin
17 Ha’arba’a Street, PO Box 609
KPMG Millennium Tower
Tel Aviv 6100601, Israel
+972 3 684 8000

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-271297) on Form S-8 of our report dated March 25, 2024, with respect to the consolidated financial statements of Enlight Renewable Energy Ltd.

/s/ Somekh Chaikin
Somekh Chaikin
Member Firm of KPMG International
Tel Aviv, Israel
March 25,  2024

KPMG Somekh Chaikin, an Israeli partnership and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee